Tableau Reports Third Quarter 2015 Financial Results

SEATTLE, Wash. - November 5, 2015 - Tableau Software (NYSE: DATA) today reported results for its third quarter ended September 30, 2015.

•	Total revenue grew to $170.8 million, up 64% year over year.

•	License revenue grew to $109.5 million, up 57% year over year.

•	International revenue grew to $42.2 million, up 75% year over year.

•	Added more than 3,100 new customer accounts.

•	Closed 296 transactions greater than $100,000.

•	Diluted GAAP loss per share was $0.19; diluted non-GAAP earnings per share were $0.14.

"I am very pleased with Tableau's performance this quarter. We continue to demonstrate solid business growth as more customers embrace the Tableau way of analytics with great enthusiasm and success," said Christian Chabot, Chief Executive Officer of Tableau Software. "As a result, we had another record quarter of new customer wins. More than 3,100 new customer accounts were added in Q3, bringing the total to more than 35,000 worldwide."

"We remain focused on product innovation and advancing our platform to bring even more value to our growing customer base," continued Chabot. "At the Tableau Customer Conference last month, we demonstrated some of our newest innovations in visual analytics, data integration, data preparation, server administration, cloud and mobile, some of which are slated for Tableau 10 next year."

Financial Highlights
Total revenue increased 64% to $170.8 million, up from $104.5 million in the third quarter of 2014. License revenue increased 57% to $109.5 million, up from $69.8 million in the third quarter of 2014. International revenue grew to $42.2 million, up 75%, from $24.1 million in the third quarter of 2014.

GAAP operating loss for the third quarter of 2015 was $13.2 million, compared to a GAAP operating loss of $3.8 million for the third quarter of 2014. GAAP net loss for the third quarter of 2015 was $13.4 million, or $0.19 per diluted common share, compared to a GAAP net loss of $4.6 million, or $0.07 per diluted common share, for the third quarter of 2014.

Non-GAAP operating income, which excludes stock-based compensation expense, was $18.4 million for the third quarter of 2015, compared to a non-GAAP operating income of $8.7 million for the third quarter of 2014. Non-GAAP net income, which excludes stock-based compensation expense and related income tax adjustments, was $10.6 million for the third quarter of 2015, or $0.14 per diluted common share, compared to a non-GAAP net income of $3.9 million, or $0.05 per diluted common share, for the third quarter of 2014.

Recent Business Highlights

Tableau held its eighth annual Tableau Customer Conference October 19-23 in Las Vegas. The conference sold out again this year, with more than 10,000 customers and partners in attendance. More than 100 customers spoke at the conference including Cisco, Credit Suisse, Comcast, Target and PepsiCo, among others. In addition, 70 partners including InfoSys, Deloitte, HP, Cloudera, Amazon Web Services, Informatica, Splunk, Alteryx, and Accenture, among others, participated in the expo showcase, demonstrating the breadth of Tableau's partner ecosystem.

In recent months Tableau also:

•
Released Tableau 9.1, giving users more ways to answer questions with data, an entirely new mobile experience, new options for connecting to data and easier security and authentication for the enterprise.

•	Signed an alliance with Deloitte Consulting LLP to enhance Deloitte's ability to deliver self-service analytics to enterprise customers.

•	Announced new integrations with Amazon Web Services (AWS), including a connector for Amazon Aurora as well as the launch of Tableau Server listings in AWS Marketplace.

•	Launched the Tableau for Non-Profits free software program to enable small non-profits to benefit from using Tableau.

•	Named as a Gold Medalist in Puget Sound Business Journal's 2015 Washington's Best Workplaces.

•	Announced expansion into China with the launch of an office in Shanghai.

Conference Call and Webcast Information
In conjunction with this announcement, Tableau will host a conference call at 1:30pm PT (4:30pm ET) today to discuss Tableau's third quarter 2015 financial results. A live audio webcast and replay of the call, together with detailed financial information, will be available in the Investor Relations section of Tableau's website at http://investors.tableau.com. The live call can be accessed by dialing (877) 201-0168 (U.S.) or (647) 788-4901 (outside the U.S.) and referencing passcode 53730820. A replay of the call can also be accessed by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 53730820.

About Tableau
Tableau (NYSE: DATA) helps people see and understand data. Tableau helps anyone quickly analyze, visualize and share information. More than 35,000 customer accounts get rapid results with Tableau in the office and on-the-go. And tens of thousands of people use Tableau Public to share data in their blogs and websites. See how Tableau can help you by downloading the free trial at www.tableau.com/trial.
Tableau and Tableau Software are trademarks of Tableau Software, Inc. All other company and product names may be trademarks of the respective companies with which they are associated.

Forward-Looking Statements
This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's business and customer growth and product adoption, the Company's research and development investments, costs, efforts and future product releases, and the Company's expectations regarding future revenues, expenses and net income or loss. These statements are not guarantees of future performance, but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: risks associated with anticipated growth in Tableau's business and addressable market; competitive factors, including new market entrants and changes in the competitive environment, pricing changes, sales cycle time and increased competition; Tableau's ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for business intelligence and productivity tools; new product introductions and Tableau's ability to develop and deliver innovative products; Tableau's ability to provide high-quality service and support offerings; risks associated with international operations; and macroeconomic conditions. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Tableau's most recently filed Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other reports and filings with the Securities and Exchange Commission, and could cause actual results to vary from expectations. All information provided in this release and in the conference call is as of the date hereof and Tableau undertakes no duty to update this information except as required by law.

Non-GAAP Financial Measures
Tableau believes that the use of non-GAAP gross profit and gross margin, non-GAAP operating income (loss) and operating margin, non-GAAP net income (loss) and non-GAAP net income (loss) per basic and diluted common share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP operating income (loss) is calculated by excluding stock-based compensation expense from operating income (loss). Non-GAAP operating margin is the ratio calculated by dividing non-GAAP operating income (loss) by revenues. Non-GAAP net income (loss) is calculated by excluding stock-based compensation expense and related income tax adjustments from net income (loss). Non-GAAP net income (loss) per basic and diluted common share is calculated by dividing non-GAAP net income (loss) by the basic and diluted weighted average shares outstanding. Non-GAAP diluted weighted average shares outstanding includes the effect of dilutive shares in periods of non-GAAP net income. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expenses, Tableau believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between its operating results from period to period. All of these non-GAAP financial measures are important tools for financial and operational decision making and for evaluating Tableau's own operating results over different periods of time.
Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Tableau's industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Tableau's reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Tableau's business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Tableau's business. International revenues as described above represent revenues outside the United States and Canada.

Investor Contact:
Joni Davis
Tableau Director, Investor Relations
206.634.5523
jdavis@tableau.com

Carolyn Bass
Market Street Partners
415.445.3232 or 415.445.3235
tableau@marketstreetpartners.com

Press Contact:
Doreen Jarman
Tableau Director, Public Relations
206.634.5648
djarman@tableau.com

Tableau Software, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
License	$109,468	$69,763	$290,629	$178,562
Maintenance and services	61,364	34,706	160,208	91,131
Total revenues	170,832	104,469	450,837	269,693
Cost of revenues
License	988	273	2,337	568
Maintenance and services	18,888	9,268	49,713	24,806
Total cost of revenues (1)	19,876	9,541	52,050	25,374
Gross profit	150,956	94,928	398,787	244,319
Operating expenses
Sales and marketing (1)	91,589	58,565	248,840	147,936
Research and development (1)	54,960	29,022	144,143	77,186
General and administrative (1)	17,584	11,111	50,753	28,953
Total operating expenses	164,133	98,698	443,736	254,075
Operating loss	(13,177)	(3,770)	(44,949)	(9,756)
Other income (expense), net	217	353	1,404	(163)
Loss before income tax expense (benefit)	(12,960)	(3,417)	(43,545)	(9,919)
Income tax expense (benefit)	413	1,214	(1,166)	4,915
Net loss	$(13,373)	$(4,631)	$(42,379)	$(14,834)

Net loss per share:
Basic	$(0.19)	$(0.07)	$(0.59)	$(0.22)
Diluted	$(0.19)	$(0.07)	$(0.59)	$(0.22)

Weighted average shares used to compute net loss per share:
Basic	72,089	68,966	71,341	66,923
Diluted	72,089	68,966	71,341	66,923

(1) Includes stock-based compensation expense as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014

Cost of revenues	$1,856	$614	$4,804	$1,457
Sales and marketing	11,966	4,810	31,265	12,271
Research and development	14,826	5,550	37,374	13,771
General and administrative	2,925	1,539	8,834	4,025

Tableau Software, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	September 30, 2015	December 31, 2014
Assets
Current assets
Cash and cash equivalents	$750,191	$680,613
Accounts receivable, net	114,826	99,910
Prepaid expenses and other current assets	18,755	10,777
Income taxes receivable	207	229
Deferred income taxes	26,458	18,732
Total current assets	910,437	810,261
Property and equipment, net	66,587	45,627
Deferred income taxes	6,001	5,879
Deposits and other assets	9,756	3,895
Total assets	$992,781	$865,662
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$5,710	$1,978
Accrued compensation and employee related benefits	41,268	40,164
Other accrued liabilities	37,302	15,769
Income taxes payable	505	378
Deferred revenue	153,962	121,985
Total current liabilities	238,747	180,274
Deferred revenue	11,978	7,825
Other long-term liabilities	9,614	5,557
Total liabilities	260,339	193,656
Stockholders' equity
Common stock	7	7
Additional paid-in capital	763,742	660,668
Accumulated other comprehensive income (loss)	(119)	140
Retained earnings (accumulated deficit)	(31,188)	11,191
Total stockholders' equity	732,442	672,006
Total liabilities and stockholders' equity	$992,781	$865,662

Tableau Software, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2015	2014
Operating activities
Net loss	$(42,379)	$(14,834)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization expense	16,221	9,473
Stock-based compensation expense	82,277	31,524
Excess tax benefit from stock-based compensation	(4,688)	(3,758)
Deferred income taxes	(3,132)	3,532
Changes in operating assets and liabilities
Accounts receivable, net	(16,509)	(7,424)
Prepaid expenses, deposits and other assets	(13,166)	(2,910)
Income taxes receivable	21	(61)
Deferred revenue	37,807	32,232
Accounts payable and accrued liabilities	26,612	9,102
Income taxes payable	157	66
Net cash provided by operating activities	83,221	56,942
Investing activities
Purchases of property and equipment	(32,792)	(26,588)
Sale of property and equipment	—	1,694
Other investing activities	(1,000)	—
Net cash used in investing activities	(33,792)	(24,894)
Financing activities
Proceeds from public offering, net of underwriters' discount and offering costs	—	344,077
Proceeds from exercise of stock options	16,110	12,714
Excess tax benefit from stock-based compensation	4,688	3,758
Net cash provided by financing activities	20,798	360,549
Effect of exchange rate changes on cash and cash equivalents	(649)	(755)
Net increase in cash and cash equivalents	69,578	391,842
Cash and cash equivalents
Beginning of period	680,613	252,674
End of period	$750,191	$644,516

Tableau Software, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Reconciliation of gross profit to non-GAAP gross profit:
Gross profit	$150,956	$94,928	$398,787	$244,319
Excluding: Stock-based compensation expense attributable to cost of revenues	1,856	614	4,804	1,457
Non-GAAP gross profit	$152,812	$95,542	$403,591	$245,776

Reconciliation of gross margin to non-GAAP gross margin:
Gross margin	88.4%	90.9%	88.5%	90.6%
Excluding: Stock-based compensation expense attributable to cost of revenues	1.1%	0.6%	1.1%	0.5%
Non-GAAP gross margin	89.5%	91.5%	89.5%	91.1%

Reconciliation of operating loss to non-GAAP operating income:
Operating loss	$(13,177)	$(3,770)	$(44,949)	$(9,756)
Excluding: Stock-based compensation expense	31,573	12,513	82,277	31,524
Non-GAAP operating income	$18,396	$8,743	$37,328	$21,768

Reconciliation of operating margin to non-GAAP operating margin:
Operating margin	(7.7)%	(3.6)%	(10.0)%	(3.6)%
Excluding: Stock-based compensation expense	18.5%	12.0%	18.2%	11.7%
Non-GAAP operating margin	10.8%	8.4%	8.3%	8.1%

Reconciliation of net loss to non-GAAP net income:
Net loss	$(13,373)	$(4,631)	$(42,379)	$(14,834)
Excluding: Stock-based compensation expense	31,573	12,513	82,277	31,524
Income tax adjustment (1)	(7,591)	(4,000)	(17,821)	(9,969)
Non-GAAP net income	$10,609	$3,882	$22,077	$6,721

Weighted average shares used to compute non-GAAP basic net income per share	72,089	68,966	71,341	66,923
Effect of potentially dilutive shares: stock awards (2)	5,825	6,870	6,051	6,944
Weighted average shares used to compute non-GAAP diluted net income per share	77,914	75,836	77,392	73,867

Non-GAAP net income per share:
Basic	$0.15	$0.06	$0.31	$0.10
Diluted	$0.14	$0.05	$0.29	$0.09

(1) During fiscal 2015, the Company began to utilize a fixed projected non-GAAP tax rate for each quarter in the fiscal year in its computation of non-GAAP net income (loss) in order to provide better consistency across interim reporting periods by eliminating the effects of non-recurring and period-specific items, because each of these items can vary in size and frequency. To determine this long-term rate, the Company evaluated a three-year financial projection that excludes the impact of non-cash stock-based compensation expense. The projected rate takes into account other factors including the Company's current operating structure, its existing tax positions in various jurisdictions and key legislation in major jurisdictions where the Company operates. The non-GAAP tax rate the Company will utilize for fiscal 2015 is 43%. The non-GAAP tax rate assumes the federal R&D tax credit is not extended. The Company will provide updates to this tax rate on an annual basis, or if material changes occur, such as the extension of the R&D tax credit.

(2) During fiscal 2015, the Company updated its calculation of non-GAAP diluted net income (loss) per share which now includes the effect of potentially dilutive shares related to stock awards in periods of non-GAAP net income and GAAP net loss. This change impacted the three and nine months ended September 30, 2014 diluted non-GAAP net income per share by $0.01.